BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON JUNE 14, 2018

1.            Date, Time and Place: Meeting Held on June 14, 2018, at 10:00 am, in São Paulo City, São Paulo State, at the BRF S.A. (“Company” or “BRF”) office located at Rua Hungria, 1400, 5th floor.

2.            Summons and Presence: The summons’ formalities are dismissed pursuant to Paragraph 3 of Article 21 of the Company's Bylaws, considering the presence of the totally of members of the Board of Directors: Mr. Pedro Pullen Parente ("Mr. Pedro Parente"), Mr. Augusto Marques da Cruz Filho (“Mr. Augusto Cruz "), Mr. Dan Ioschpe ("Mr. Dan Ioschpe "), Ms. Flávia Buarque de Almeida ("Ms. Flávia Almeida"), Mr. Francisco Petros Oliveira Lima Papathanasiadis ("Mr. Francisco Petros"), Mr. José Luiz Osório ("Mr. José Osório"), Mr. Luiz Fernando Furlan ("Mr. Luiz Furlan"), Mr. Roberto Antonio Mendes ("Mr. Roberto Mendes"), Mr. Roberto Rodrigues ("Mr. Roberto Rodrigues") and Mr. Walter Malieni Jr. (“Mr. Walter Malieni").

3.            Presiding Board: Chairman: Pedro Pullen Parente. Secretary: Cristiana Rebelo Wiener.

4.            Agenda: (i) Initial considerations; (ii) Update on the organizational structure; and (iii) Composition of the advisory committees to the Board of Directors.

5.            Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Initial Considerations. Although the item was not on the agenda, but considering the presence of all members of the Board of Directors and their agreement to deliberate on the matter, the first item on the agenda was about the election of the Company's Global CEO - Global Chief Executive Officer ("Global CEO"), as well as the creation of the position and election of the Statutory Officer with the designation of Global Chief Operating Officer.

5.2.       Update on the Organizational Structure. Election of the Company's Global Chief Executive Officer. The members of the Board of Directors, by unanimous vote of those present, registering the abstention of Mr. Pedro Parente, approved the election of Mr. Pedro Pullen Parente, Brazilian, married, engineer, bearer of Identity Card RG 193545 SSP/DF and registered under CPF/MF number 059.326.371-59, domiciled, including for the purposes of the provisions of §2 of Article 149 of Law 6.404/76, in the City of São Paulo, State of São Paulo, at Rua Hungria, nº 1400, 5th floor, Jardim Europa, CEP 01455-000.

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A. held on June 14, 2018.

BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON JUNE 14, 2018

Whereas Mr. Pedro Parente recently held a position in a semi-public company, his tenure as Global Chief Executive Officer of the Company will be conditional upon the authorization of the Public Ethics Commission of the Presidency of the Republic regarding the lack of conflict of interest between the previous position and the position of Global CEO of the Company.

After his investiture in such position, Mr. Pedro Pullen Parente will accumulate the positions of Chairman of the Board of Directors and Global Chief Executive Officer for an initial period of 180 (one hundred and eighty) days, as provided for in article 24, §1 of the Company's Bylaws and authorized by the sole paragraph of article 20 of the Novo Mercado Listing Regulations, and may be extended for the same period. Such extension shall be subject to amendment of paragraph 1 of article 24 of the Company's Bylaws, so as to allow the accumulation of the positions of Chairman of the Board of Directors and Global Chief Executive Officer for a period of up to one (1) year, for which reason the Board of Directors hereby authorizes the convening of an extraordinary general meeting of the Company within the initial period of 180 days after Mr. Pedro Parente becomes Global CEO of the Company in order to achieve such purpose.

Continuing the resolutions about the Company's organizational structure, the members of the Board of Directors unanimously approved the creation of the position of Global COO - Global Chief Operating Officer ("Global COO") and the election of Mr. Lorival Nogueira Luz Junior, Brazilian, married, business administrator, bearer of Identity Card RG 22.580.434-7 and registered under CPF/MF no. 678.741.266-53, domiciled, including for the purposes of §2 of Article 149 of Law 6.404/76, in the City of São Paulo, State of São Paulo, at Rua Hungria, 1400, 5th floor, Jardim Europa, CEP 01455-000, to occupy the said position for a term of office of 2 years. The Global COO will have primary responsibility for the Company's operational management and will report directly to the Global CEO. This change shall take effect from the date of Mr. Pedro Parente takes office as Chief Executive Officer of the Company, with Mr. Lorival Luz taking office as Global COO on the same date.

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A. held on June 14, 2018.

BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON JUNE 14, 2018

The officers hereby elected shall take office upon signing (i) of the respective instrument of investiture to be drawn up in the appropriate book, pursuant to art. 149 of Law 6.404 of December 15, 1976, as amended; (ii) the declaration referred to in Instruction no. 367 of May 29, 2002 issued by the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários); and (iii) the Instrument of Consent to the Novo Mercado Regulations of B3 S.A. - Brasil, Bolsa, Balcão.

Furthermore, Mr. Pedro Parente and Mr. Lorival Luz  declared, under penalty of law, that they are not prevented from exercising management of the Company, by special law, or due to criminal conviction, or because they are under the effects of such, under a penalty that prohibits, even temporarily, access to public office, or for the crime of malfeasance, bribery, embezzlement, or crimes against the national financial system, against competition defense standards, against consumer relations, public faith or property.

5.3.       Definition of the Composition of the Advisory Committees to the Board of Directors. The members of the Board of Directors, by unanimous vote of those present, approved the alteration of the denominations and attributions of the committees currently in operation, which shall be: the Finance and Risk Management Committee; the Strategy and Marketing Committee; the People, Governance, Organization and Culture Committee; and the Quality and Sustainability Committee. Subsequently, the members of the aforementioned committees and the Statutory Audit Committee were approved, as described below, with the members of each committee being responsible for electing their coordinator, as well as defining the frequency of their meetings, observing the suggested frequency of meetings indicated below:

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A. held on June 14, 2018.

BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON JUNE 14, 2018

•  Statutory Audit Committee: Messrs. Francisco Petros, Roberto Mendes, Walter Malieni Jr. and, as external members, Messrs. Fernando Maida Dall'Acqua, as a corporate accounting expert, under the terms of CVM Instruction 509/2011 and Sérgio Ricardo Silva Rosa. Frequency of ordinary meetings: monthly.

•  Finance and Risk Management Committee: Messrs. Francisco Petros, Roberto Mendes, Walter Malieni Jr., Dan Ioschpe and, as an external member, Mr. Manoel Cordeiro Silva Filho. Suggested frequency of ordinary meetings every 45 days, corresponding to 8 times a year.

•  Strategy and Marketing Committee: Messrs. Augusto Cruz, Flávia Almeida, Luiz Furlan and, as an external member, Mr. Eduardo Fontana D'Ávila. Suggested quarterly frequency of ordinary meetings, corresponding to 4 times a year.

•  People, Governance, Organization and Culture Committee: Messrs. Flávia Almeida, Dan Ioschpe and Augusto Cruz. Suggested quarterly frequency of ordinary meetings, corresponding to 4 times a year.

•  Quality and Sustainability Committee: Messrs. Roberto Rodrigues, Luiz Furlan, José Luiz Osório and, as external consultant, Professor Vicente Falconi. Suggested bimonthly frequency of ordinary meetings, corresponding to 6 times a year.

With regard to the updating of the Internal Regulations of the Advisory Committees, this will occur after the meetings of the respective Committees have been held and the definition of their duties.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A. held on June 14, 2018.

BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON JUNE 14, 2018

7.            Closure: There being no other matters to be discussed, the meeting was closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 49 to 54,

of the Minutes of Ordinary and Extraordinary Meetings of the Company's Board of Directors.

São Paulo, June 14, 2018.

Cristiana Rebelo Wiener Secretary

Minutes of the Extraordinary Meeting of the Board of Directors of BRF S.A. held on June 14, 2018.